EXHIBIT 12

Weyerhaeuser Company and Subsidiaries

Computation of Ratios of Earnings to Fixed Charges

For the quarters ended March 31, 2011 and March 31, 2010

(Dollar amounts in millions)

	QUARTER ENDED
	MARCH 31, 2011	MARCH 31, 2010
Available earnings:
Earnings before interest expense, amortization of debt expense and income taxes	$254	$132
Add: interest portion of rental expense	6	7
Add: undistributed (earnings) loss of equity affiliates and income attributable to noncontrolling interests in subsidiaries	4	(28)

Available earnings	$264	$111

Fixed charges:
Interest expense incurred:
Weyerhaeuser Company and subsidiaries, excluding Weyerhaeuser Real Estate Company and other related subsidiaries	94	104
Weyerhaeuser Real Estate Company and other related subsidiaries	6	7

Subtotal	100	111
Less: intercompany interest	(1)	(1)

Total interest expense incurred	99	110
Amortization of debt expense	2	2
Interest portion of rental expense	6	7

Total fixed charges	$107	$119

Ratio of earnings to fixed charges	2.47	—

Coverage deficiency	$—	$(8)

Weyerhaeuser Company with its Weyerhaeuser Real Estate Company and Other Related Subsidiaries

Accounted for on the Equity Method, but Excluding the Undistributed Earnings of Those Subsidiaries

Computation of Ratios of Earnings to Fixed Charges

For the quarters ended March 31, 2011 and March 31, 2010

(Dollar amounts in millions)

	QUARTER ENDED
	MARCH 31, 2011	MARCH 31, 2010
Available earnings:
Earnings before interest expense, amortization of debt expense and income taxes	$249	$126
Add: interest portion of rental expense	5	6
Add: undistributed loss of equity affiliates and attributable to noncontrolling interests in subsidiaries	3	6
Add: undistributed (earnings) loss before income taxes of Weyerhaeuser Real Estate Company and other related subsidiaries	1	(30)

Available earnings	$258	$108

Fixed charges:
Interest expense incurred	94	104
Amortization of debt expense	2	2
Interest portion of rental expense	5	6

Total fixed charges	$101	$112

Ratio of earnings to fixed charges	2.55	—

Coverage deficiency	$—	$(4)